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                                                                     EXHIBIT 5.1

                          [KIRKLAND & ELLIS LETTERHEAD]

                                October 26, 2001

Kellogg Company
One Kellogg Square
Battle Creek, Michigan 49016-3599

          Re:  Registration of Securities

Ladies and Gentlemen:

          We have acted as counsel to Kellogg Company, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about October 26, 2001 by the Company, and by Kellogg Company Capital Trust I, Kellogg Company Capital Trust II, Kellogg Company Capital Trust III and Kellogg Company Capital Trust IV, each a statutory business trust formed under the laws of the State of Delaware (each a "Trust" and collectively, the "Trusts"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with an aggregate initial public offering price of up to $2,000,000,000: (i) common stock, par value $0.25 per share, of the Company ("Common Stock"); (ii) warrants to purchase Common Stock ("Common Stock Warrants"); (iii) one or more series of debt securities of the Company ("Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities") to certain other obligations of the Company; (iv) warrants to purchase Debt Securities ("Debt Warrants"); (v) Trust Preferred Securities of one or more of the Trusts ("Trust Preferred Securities"), and related guarantees by the Company (individually, a "Trust Guarantee," and collectively, the "Trust Guarantees"); (vi) purchase contracts, including contracts obligating holders to purchase Securities (as hereinafter defined) at a future date or dates ("Purchase Contracts"); and (vii) units comprised of one or more Securities (as hereinafter defined) in any combination ("Units," and together with the Common Stock, Common Stock Warrants, Debt Securities, Debt Warrants, Trust Preferred Securities, Trust Guarantees and Purchase Contracts, "Securities").

          The Senior Debt Securities will be issued under the senior debt securities indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Senior Indenture"), entered between the Company and BNY Midwest Trust Company dated March 15, 2001 (the "Senior Indenture Trustee"). The Subordinated Debt

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Securities will be issued under a subordinated debt securities indenture in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Subordinated Indenture"), proposed to be entered into between the Company and one or more trustees (any such trustee, the "Subordinated Indenture Trustee") chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA"). The Debt Warrants will be issued under a debt warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Debt Warrant Agreement"). The Common Stock Warrants will be issued under a stock warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Stock Warrant Agreement"). The Trust Preferred Securities will be issued by one or more Trusts pursuant to an amended and restated declaration of trust in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, a "Declaration of Trust"), proposed to be entered into between the Company, as sponsor, a Property Trustee to be chosen by the Company and qualified to act as such under the TIA, a Delaware Trustee to be chosen by the Company, and the Regular Trustees to be named therein, and each Trust Guarantee will be issued pursuant to a guarantee agreement in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, a "Guarantee Agreement"), proposed to be entered into between the Company and a trustee to be named therein. The Purchase Contracts will be issued under a purchase contract agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (the "Purchase Contract Agreement"). The Units will be issued under a unit agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (the "Unit Agreement").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the certificate of incorporation and bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

          For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Based upon and subject to the foregoing qualification, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

          (1) The Company is a corporation existing and in good standing under the

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General Corporation Law of the State of Delaware.

          (2) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indentures and the terms of any series of Senior Debt Securities, (iii) the Senior Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Senior Indenture and such corporate action and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iv) the Senior Debt Securities have been authenticated by the Senior Indenture Trustee, the Senior Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (3) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Subordinated Indenture and any supplemental indentures and the terms of any series of Subordinated Debt Securities, (iii) the Subordinated Indenture has been qualified under the TIA, (iv) the applicable Subordinated Indenture Trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission, (v) the Subordinated Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Subordinated Indenture and such corporate action and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (vi) the Subordinated Debt Securities have been authenticated by the Subordinated Indenture Trustee, the Subordinated Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (4) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken to authorize the issuance of Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (v) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, such Common Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefore is not less than the par value thereof).

          (5) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Warrant Agreement (including a form of certificate evidencing the Common Stock Warrants) and (iii) Common Stock Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Stock Warrant Agreement and such corporate action, such Common Stock Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in

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accordance with their terms.

          (6) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Debt Warrant Agreement (including a form of certificate evidencing the Debt Warrants) and (iii) Debt Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Debt Warrant Agreement and such corporate action, such Debt Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (7) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Guarantee Agreements with respect to the Trust Preferred Securities to be issued by the Trusts, (iii) the applicable trustees have been qualified under the TIA and an applicable Form T-1 in respect of each trustee has been properly filed with the Commission, (iv) the applicable Guarantee Agreement in the form filed as an exhibit to the Registration Agreement has been qualified under the TIA and the related Trust Guarantee has been duly executed and authenticated in accordance with the provisions of the applicable Guarantee Agreement, (v) the applicable Declaration of Trust in the form filed as an exhibit to the Registration Statement has been qualified under the TIA and has been duly executed and delivered by the Company and the other parties thereto, (vi) making and performing the Guarantees is necessary or convenient to the conduct, promotion or attainment of the business of the Company and (vii) such Trust Preferred Securities shall have been duly authorized for issuance by the applicable Trust's Declaration of Trust, and duly executed, issued and delivered by duly authorized trustees of the applicable Trust against payment of the consideration therefor and authenticated by the Guarantee Trustee, all in the manner provided for in the applicable Declaration of Trust, such Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (8) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Purchase Contract Agreement (including a form of certificate evidencing the Purchase Contracts) and (iii) the Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Purchase Contracts and such corporate action, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (9) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Unit Agreement (including a form of certificate evidencing the Units) and (iii) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate

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action, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. In addition, our opinions expressed above regarding the enforceability of any guarantee are further limited by principles of law that may render guarantees unenforceable under circumstances where (i) the guaranteed obligations are materially modified without the consent of the guarantor or (ii) the beneficiary releases the primary obligor. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

          For purposes of the opinions in paragraph 1, we have relied exclusively upon a recent certificate issued by the Delaware Secretary of State, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter. For purposes of the other opinions above, we have assumed that (i) the Trust Preferred Securities will have been validly issued and will be fully paid and non-assessable and (ii) the Declaration of Trust of each Trust has been duly authorized, executed and delivered by, and constitutes a valid, binding and enforceable obligation of, the parties thereto and that the Trusts have been duly organized and are validly existing in good standing as business trusts under Delaware law.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or

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supplement this opinion should the present laws of the State of New York or the
General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

          This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                      Yours very truly,

                                      /s/ Kirkland & Ellis

                                      KIRKLAND & ELLIS




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